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                                  EXHIBIT 99.4



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                                AJS Bancorp, Inc.
                                 Stock Order Form
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       Stock Information Center                 Expiration Date
          A.J. Smith Federal                for Stock Order Forms:
       14757b South Cicero Avenue                   ., 2001
          Midlothian, IL 60445             12:00 Noon, Central Time,
                (708) .                         Unless Extended

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     IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares.
                Faxes or copies of this form may not be accepted.
           Please read the Stock Ownership Guide and Stock Order Form
                     Instructions as you complete this Form.
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(1) Number of Shares Subscription Price  (2) Total Payment Due
     X $10.00 = $

(3) Employee/Officer/Director Information
[_]Check here if you are a director, officer or employee of A.J. Smith
   Federal or a member of such person's immediate family.

(4) Method of Payment/Check
Enclosed is a check, bank draft or money order made payable to AJS Bancorp, Inc. in the amount of:
No wire transfers will be accepted.

(5) Method of Payment/Withdrawal
The undersigned authorizes withdrawal from the following account(s) at A.J. Smith Federal. There is no penalty for early withdrawal for purposes of this payment.

      Account Number(s)                            Withdrawal Amount(s)

                                                        $
                                                        $
                                                        $
          Total Withdrawal Amount
                                                        $

(6) Purchaser Information

 a. Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at A.J. Smith Federal on March
    31, 2000. Enter information below for all deposit accounts that you had at A.J. Smith Federal on March 31, 2000.

 b. Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at A.J. Smith Federal on September 30, 2001 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at A.J. Smith Federal on September 30, 2001.

 c. Other Members -- Check here if you were a depositor as of           .,
    2001 and/or a borrower as of April 16, 1984 who continued as a borrower as of the close of business on ., 2001. Enter information for all deposit and/or loan accounts that you had at A.J. Smith on March 9, 2001.

 d. Local Community Resident -- Check here if you are a resident of Cook or Will Counties, Illinois.

In order to subscribe for shares through an individual retirement account ("IRA") at A.J. Smith Federal, you must contact the Stock Information Center at A.J. Smith Federal no later than ., 2001.

 .These account numbers correspond to the preprinted account name(s) and ownership in the top left hand corner of this form.

 .These may not be all of your qualifying accounts. Other account ownerships may be listed on separate proxy and/or stock order forms.

 .You must list in the box to the right any account numbers from other stock order forms you have received in the mail and any other accounts that you have, or have had ownership in, at A.J. Smith Federal.

 .If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.


                               ACCOUNT INFORMATION



Account Title (Names on Accounts)                            Account Number(s)





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(7) Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)

Individual       Joint Tenants          Tenants in Common
Fiduciary (Under Agreement Dated          ,)

Individual Retirement Corporation or Partnership Uniform Transfer to Minors

 Account (IRA)                      Act                        Other

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(8)Name(s) in which shares are to be registered
(Please print clearly)

Name(s) continued
Telephone (Daytime)                E-Mail
Street Address
                --------------------------------------------------------------
                         City            State                  Zip Code

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(9) NASD Affiliation

  Check here if you are a member of the National Association of Securities Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(10) Associate--Acting in Concert
  Check here and complete the reverse side of this Form, if you or any Associate (as defined on the reverse side of this Form) or persons Acting in Concert (as defined on the reverse side of this Form) with you have submitted other orders for shares in the Subscription Offering and/or the Community Offering.

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(11) Acknowledgment
To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by A.J. Smith Federal Savings Bank, no later than 12:00 Noon, central time, on ., 2001, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to A.J. Smith or may be mailed to the Post Office Box indicated on the enclosed business reply envelope.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Reorganization of A.J. Smith Federal described in the accompanying Prospectus. If the Plan of Reorganization is not approved by the members of A.J. Smith Federal at a Special Meeting to be held on ., 2001, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by A.J. Smith Federal, this Stock Order Form may not be modified, withdrawn or cancelled without A.J. Smith Federal's consent, and if authorization to withdraw from deposit accounts at A.J. Smith Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.

Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Reorganization prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. A.J. Smith Federal and AJS Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by AJS Bancorp, Inc. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to A.J. Smith Federal.
A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

Signature                                       Date
          -----------------------------------           ----------------------

Signature                                       Date
          -----------------------------------           ----------------------


                                                     OFFICE
                                                     USE

                                                     Date
                                                     Received
                                                               ----------------


                                                     Batch #

                                                     Order #

A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

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Item (6)a, b--(continued)
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 Account Title (Names on Accounts)         Account Number(s)


     "Associate" when used to indicate a relationship with any person isdefined as (i) any corporation or organization (other than AJS Bancorp,Inc., A.J. Smith Federal, or a majority-owned subsidiary of AJSBancorp, Inc.), of which such person is an officer or partner or is,directly or indirectly, the beneficial owner of 10% or more of any class ofequity securities, (ii) any trust or other estate in which such person hasa substantial beneficial interest or as to which such person has asubstantial beneficial interest or as to which person serves as a trusteeor in a similar fiduciary capacity, (iii) any person whose deposit accountis registered to the sa-me address; (iv) any relative or spouse of suchperson, or any relative of such spouse, who either has the same homeas such person or who is a director or officer of A.J. Smith Federal, AJSBancorp, Inc., or any of its parents and subsidiaries thereof, providedthat, for purposes of aggregating total shares that may be held byOfficers and Directors the term "Associate" does not include any tax-qualified employee stock benefit plan.

     "Acting in Concert" is defined as (i) knowing participation in a joint activityor interdependent conscious parallel action towards a common goalwhether or not pursuant to an express agreement; (ii) a combination orpooling of voting or other interests in the securities of an issuer for acommon purpose pursuant to any contract, understanding, relationship,agreement or other arrangement, whether written or otherwise; or (iii) aperson or company which acts in concert with another person orcompany ("other party") shall also be deemed to be acting in concert withany person or company who is also acting in concert with that otherparty, except that any tax-qualified employee stock benefit plan will notbe deemed to be acting in concert with its trustee or a person who servesin a similar capacity solely for the purpose of determining whether stockheld by the trustee and stock held by the plan will be aggregated.

Item (10)--(continued)

List below all other                        Name(s) listed on
orders submitted by you                  otherStock Order Forms
oryour Associates (as                       Number of Shares
defined) or by                                   Ordered
personsActing in Concert
(as defined) with you.


A valid stock order form must be signed and dated below and on the front of this form.

                             FORM OF CERTIFICATION
  I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF AJS BANCORP, INC. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY A.J. SMITH FEDERAL OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

  If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the stock information
  center at     .   .

  I/We further certify that, before purchasing the common shares, par value of $0.01 per share, of AJS BANCORP, INC., the proposed holding company for A.J. SMITH FEDERAL, I/we received a Prospectus dated . , 2001 which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page 11 of the Prospectus.

 .A significant portion of our loan portfolio consists of subprime loans which present greater risk of loss or delinquency;

 .We intend to develop a commercial business loan portfolio;

 .Our low return on equity and increased non-interest expenses may cause our common stock price to decline;

 .Changes in interest rates could hurt our profitability;

 .Strong competition both within our market area and from internet banks may limit our growth and profitability;

 .Our employee stock benefit plans will increase our costs, which will reduce our income and stockholders' equity;

 .An increase in the offering range would be dilutive to you;

 .Our valuation is not indicative of the future price of our common stock;

 .Our stock price may decline;

 .Persons who purchase stock in the offering will own a minority of AJS Bancorp, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders;

 .Limited market for our common stock may lower market price;

 .The offering may extend beyond , 2001;


Name (Please Print)       Signature
                          Date

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                              AJS Bancorp, Inc.

                         Stock Order Form Instructions

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Item 1--
 .Fill in the number of shares that you wish to purchase.

 .The minimum order is 25 shares. The maximum order by (i) any person or entity or (ii) persons or entities exercising rights through a single account is 5,000 shares ($50,000). In addition, no person or entity, or group of persons Acting in Concert, (as defined in the Prospectus and on the back of the Stock Order Form) together with any Associates (as defined in the Prospectus and on the back of the Stock Order Form), may subscribe for more than 20,000 shares ($200,000).

 .AJS Bancorp, Inc. and A.J. Smith Federal Savings Bank have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Reorganization or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

Item 2--

 .Multiply the shares ordered by $10 per share.

Item 3--

 .Check the box if you are a director, officer or employee of A.J. Smith Federal or are a member of such person's immediate family.

Item 4--

 .You can pay for shares in cash (if delivered by you) or by check, bank draft or money order made payable to AJS Bancorp, Inc.

 .Funds earn interest at the current A.J. Smith Federal passbook rate until the Offering is completed or terminated.

 .Do not mail cash to purchase stock.

 .Wire transfers will not be accepted as payment.

Item 5--

 .If you plan to pay for your order by a withdrawal from a A.J. Smith Federal deposit account, list the account number(s) and the amount of withdrawal for each account.

 .Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase.

 .There is no penalty for early withdrawals to pay for stock purchases.

 .In order to use your A.J. Smith Federal IRA to order stock, please call the Stock Information Center before ., 2001 for assistance.

Item 6--

 .Please check the appropriate box to tell us when you were a depositor of at least $50.00 at A.J. Smith Federal.

 .The preprinted account numbers correspond to the preprinted qualifying account registration name and address at the top of the order form.

 .These may not be all of your qualifying accounts.

 .You must make sure that every account you have ownership in or have had ownership in at A.J. Smith Federal is listed.

 .If you do not list all of your accounts, you may not receive all of the shares you are eligible for.

Item 7--

 .Please consult the Stock Ownership Guide on the back for help with these sections.

Item 8--

 .The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your stock order form.

Item 9--

 .Please check the box if you are a member of the NASD or if this item otherwise applies to you.

Item 10--

 .Please check this box if any of your Associates or persons Acting in Concert with you (as defined on the back of the Stock Order Form) have submitted other orders for shares.

Item 11--

 .Please sign and date the Stock Order Form where indicated.

 .Review the Stock Order Form carefully, including the Acknowledgment, before you sign.

 .An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.

 .If you have any remaining questions, or for assistance in completing your Stock Order Form, please call the Stock Information Center at (708) ..
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                             Stock Ownership Guide

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If you decide to subscribe for common shares, you will need to register your common shares in one of the following ways. Please consult this guide when completing Items 7 and 8 of your Stock Order Form.

Individual
 . Include the first name, middle initial and last name of the shareholder. . Avoid the use of two initials.
 . Omit titles such as "Mr." "Mrs." or "Dr."

Joint Tenants
 . Joint Tenant can be used to identify two or more owners.
 . When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant.
 . All parties must agree to the transfer or sale of shares held by joint tenants.
 . In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at A.J. Smith.

Tenants in Common
 . Tenants in common may be used to identify two or more owners.
 . When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
 . All parties must agree to the transfer or sale of shares held by tenants in common.
 . In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at A.J. Smith.

Uniform Transfer to Minors
 . Shares may be held in the name of a custodian for a minor under the Uniform
  Transfer to Minors Acts of each state.
 . There may be only one custodian and one minor designated on a stock certificate.
 . Example, shares held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, IL.
 . Use the minor's social security number.

Fiduciaries

Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
 . The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
 . The date of the document governing the relationship.
 . The name of the maker, donor or testator and the name of the beneficiary.
 . An example of fiduciary ownership in the case of a trust is:
   John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.


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                              Subscription Rights

                                Special Notice

Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. A.J. Smith Federal Savings Bank intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that come to its attention.

If you are contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later, share in any way proceeds upon the sale of the stock, or transfer your subscription rights in any other way, please call us immediately at (708) . .